SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 26, 2008
THE GORMAN-RUPP COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-6747	34-0253990

(Commission File Number)	(I.R.S. Employee Identification No.)

305 Bowman Street, Mansfield, Ohio	44903

(Address of Principal Executive Offices)	(Zip Code)
(419) 755-1011

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On November 26, 2008, The Gorman-Rupp Company (the “Company”) entered into a Loan Agreement (the “Loan Agreement”), effective as of November 26, 2008 (the “Closing Date”), with JP Morgan Chase Bank, N.A. (the “Bank”) with respect to an unsecured loan for an amount not to exceed $25,000,000 (the “Loan”). Under the terms of the Loan Agreement, the Company can make multiple drawings up to the aggregate loan amount to fund construction of the previously announced consolidation and expansion of the Company’s Mansfield, Ohio facilities. The Loan bears interest at a variable rate equal to LIBOR plus 75 basis points, adjustable and payable monthly. Any unpaid balance of the Loan on November 26, 2009 is payable in full on that date, subject to any extension of the Loan Agreement.
     The Loan Agreement contains customary provisions with respect to any loan disbursement and customary covenants. The Company’s obligations under the Loan Agreement may be accelerated upon the occurrence of customary events of default; failure to comply with various compliance covenants and conditions contained in the Loan Agreement; cessation of Company operations; or a change of control of the Company.
     As of the date hereof, the Company has no outstanding borrowing under the Loan Agreement.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY
By	/s/ David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

November 26, 2008